EX-23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorportaion by reference in the prospectus consituting part of the Registration Statement on Form S-3 (No. 333-12073) and in the Registration Statements on Form S-8 (Nos. 333-48611 and 333-68407) of our report dated February 17, 1999, which appears in the 1998 Annual Report to Stockholders of Nu Skin Enterprises, Inc., which is incorporated by reference in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers LLP
Salt Lake City, Utah
March 24, 1999